UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2017

PBF ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PBF Energy Inc. (“PBF Energy” or the “Company”) was held on May 18, 2017.  At the Annual Meeting, the stockholders elected each of the following individuals to serve on PBF Energy’s Board of Directors until the 2018 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, with the votes, rounded to the nearest whole share, cast as follows:

NAME	FOR	AGAINST	ABSTAIN	NON-VOTES
Thomas J. Nimbley	97,949,499	591,037	61,282	8,359,924
Spencer Abraham	81,704,572	16,836,838	60,409	8,359,924
Wayne Budd	97,808,112	733,612	60,095	8,359,924
Gene Edwards	98,124,455	440,371	36,993	8,359,924
William Hantke	98,133,510	404,785	63,524	8,359,924
Dennis Houston	98,176,567	363,545	61,707	8,359,924
Edward Kosnik	98,196,086	367,718	38,015	8,359,924
Robert Lavinia	98,078,983	484,662	38,174	8,359,924
In addition, the following proposals were voted upon at PBF Energy’s Annual Meeting:
The ratification of the appointment of Deloitte & Touche LLP to serve as PBF Energy’s independent registered public accounting firm for 2017 was approved by the stockholders, with the votes, rounded to the nearest whole share, cast as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
106,629,850	265,790	66,103	—
With respect to the approval of the PBF Energy Inc. 2017 Equity Incentive Plan, the stockholders have approved the 2017 Equity Incentive Plan, with the votes, rounded to the nearest whole share, cast as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
95,541,843	2,607,579	452,397	8,359,924

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2017

PBF Energy Inc.
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel